UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2007

AMERICAN EXPRESS COMPANY

(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)
or organization)

200 Vesey Street, World Financial Center
New York, New York		10285
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Compensatory Arrangements of Certain Officers

On July 31, 2007, the Compensation and Benefits Committee of the Board of Directors of American Express Company (the “Company”) approved increases to the annual base salaries (retroactive to July 9, 2007) of Alfred F. Kelly, Jr. and Edward P. Gilligan.  Mr. Kelly’s annual base salary was increased from $725,000 to $850,000 and Mr. Gilligan’s annual base salary was increased from $725,000 to $825,000.  The increase to the individuals’ base salaries was made in connection with Mr. Kelly’s promotion to President of the Company and head of the Company’s Global Consumer Group and Mr. Gilligan’s promotion to Vice Chairman of the Company and head of the Company’s Global Business-to-Business Group, in each case effective July 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

	By:	/s/ Stephen P. Norman
Name: Stephen P. Norman
Title: Secretary
Date: August 3, 2007